Registration No.

As filed with the Securities and Exchange Commission, via EDGAR, on May 12, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

Nova Measuring Instruments Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Weizmann Scientific Park, P.O. Box 266, Revohot 76100 Israel
(Address of principal executive offices)    (Zip Code)

Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6 - as Amended
(Full title of the plan)

Giora Dishon
Chief Executive
Officer and President
Nova Measuring Instruments Ltd.
Weizmann Scientific Park
P.O. Box 266

Rehovot 76100 Israel

(Name and address of agent for service)

011-972-8-938-7505

(Telephone number, including area code, of agent for service)

Copies to:

David Gitlin, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
(215) 977-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Ordinary Shares, nominal value NIS 0.01 per share	20,000	$5.17	$103,400	$13.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on April 12, 2004 as quoted on the Nasdaq National Market.

INCORPORATION BY REFERENCE

        Pursuant to General Instruction E of Form S-8 under the Securities Act, the contents of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-11640) are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 9 day of May, 2004.

NOVA MEASURING INSTRUMENTS LTD. BY: /S/ Giora Dishon —————————————— Giora Dishon President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each director or officer whose signature appears below hereby constitutes and appoints Giora Dishon and Chai Toren, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities, any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of Ordinary Shares of Nova Measuring Instruments Ltd. under the Amended and Restated Nova Measuring Instruments Ltd. April 2002 Stock Option Plan 6, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

BY: /S/ Giora Dishon —————————————— Giora Dishon	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2004

BY: /S/ Chai Toren —————————————— Chai Toren	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2004

BY: /S/ Barry Cox —————————————— Barry Cox	Chairman	May 9, 2004

BY: /S/ Michael Brunstein —————————————— Michael Brunstein	Director	May 9, 2004

BY: /S/ Joseph Ciechanover —————————————— Joseph Ciechanover	Director	May 9, 2004

BY: /S/ Alon Dumanis —————————————— Alon Dumanis	Director	May 9, 2004

BY: /S/ Moshe Finarov —————————————— Moshe Finarov	Director	May 9, 2004

BY: /S/ Lauri Hanover —————————————— Lauri Hanover	Director	May 9, 2004

BY: /S/ Karey Holland —————————————— Karey Holland	Director	May 9, 2004

BY: /S/ Avi Kerbs —————————————— Avi Kerbs	Director	May 9, 2004

NOVA MEASURING INSTRUMENTS INC. Authorized U.S. Representative BY: /S/ Gabi Seligson —————————————— Gabi Seligson President	May 9, 2004

NOVA MEASURING INSTRUMENTS LTD.
AMENDED AND RESTATED JANUARY 2002 STOCK OPTION PLAN 6

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit No.	Document

4.1	Nova Measuring Instruments Ltd. April 2002 Stock Option Plan 6. (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Commission File No. 333-11640) filed on December 24, 2002.)

4.2	Shareholders resolution approving the resolution of the Board of Directors and the amendment of Nova Measuring Instruments Ltd. September 2002 Stock Option Plan 6 to provide that up to 960,000 shares may be issued pursuant to the exercise of options granted pursuant to the plan. (Incorporated by reference to Exhibit 99.1 to the Company's report on Form 6-K filed on September 10, 2003.)

5.1	Opinion of Gilead Sher & Co. Law Offices.*

23.1	Consent of Brightman Almagor & Co.*

23.2	Consent of Gilead Sher & Co. Law Offices. (Contained in Exhibit 5.)*

24	Power of Attorney. (Included on signature pages of this Registration Statement.)*

* Filed herewith.